                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                           [Amendment No. __________]

Filed by the Registrant:                      [X]
Filed by a Party other than the Registrant:   [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            United Community Bancorp
              ----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       --
                  (Name of Person(s) Filing Proxy Statement, If
                           Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:_________

   (2) Aggregate number of securities to which transaction applies:____________

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)_______________

   (4) Proposed maximum aggregate value of transaction:________________________

   (5) Total fee paid:_________________________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:_____________________________________________

       (2) Form, Schedule or Registration Statement no.:_______________________
       (3) Filing Party:_______________________________________________________

       (4) Date Filed:_________________________________________________________

                            UNITED COMMUNITY BANCORP
                            1039 SECOND STREET, N.E.
                          HICKORY, NORTH CAROLINA 28601


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                          TO BE HELD ON April 23, 2002



     United Community Bancorp will hold its annual meeting of shareholders at the Gateway Conference Center, 909 Highway 70 SW, Hickory, North Carolina, at 3:00 p.m. local time on April 23, 2002, to vote on the following proposals:

     1. To elect eight members of the Board of Directors for one year terms.

     2. To ratify the appointment of Dixon Odom PLLC as United Community Bancorp's independent accountants for 2002.

     3. To approve an amendment to the 1996 Incentive Stock Option Plan.

     4. Any other matters that properly come before the annual meeting, or any adjournments or postponements of the annual meeting.

     Record holders of United Community Bancorp's Common Stock at the close of business on February 28, 2002, will receive notice of and may vote at the annual meeting, including any adjournments or postponements. Your Board of Directors cordially invites you to attend the annual meeting.

     PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MATTERS THAT YOU WILL VOTE ON AT THE ANNUAL MEETING.

                           By Order of the Board of Directors



                           G. Marvin Lowder, Secretary


Hickory, North Carolina
March 8, 2002

                            UNITED COMMUNITY BANCORP
                            1039 SECOND STREET, N.E.
                          HICKORY, NORTH CAROLINA 28601

                                 PROXY STATEMENT

                    Mailing Date:  On or about March 8, 2002

                         ANNUAL MEETING OF SHAREHOLDERS
                         ------------------------------

                            To Be Held April 23, 2002


General

     This Proxy Statement is being furnished to the shareholders of United Community Bancorp ("Bancorp") in connection with the solicitation by the Board of Directors of Bancorp of proxies for use at its annual meeting of shareholders. The purposes of Bancorp's annual meeting are to consider and vote on (a) election of eight directors for one year terms; (b) ratification of the appointment of Dixon Odom PLLC as Bancorp's independent accountants for 2002; and (c) an amendment to the 1996 Incentive Stock Option Plan.

     The principal executive office of Bancorp is located at 1039 Second Street, N.E., Hickory, North Carolina 28601. Its telephone number is
(828) 431-2300.

     This Proxy Statement is first being mailed to shareholders on or about March 8, 2002.

Record Date; Voting Rights

     Shareholders of record at the close of business on February 28, 2002 (the "Record Date") are entitled to vote at the annual meeting, or at any adjournment or postponement. As of December 31, 2001, there were 2,773,009 shares of Common Stock outstanding and entitled to vote held of record by approximately 3,000 persons. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the meeting. Pursuant to Bancorp's Bylaws, a majority of the votes entitled to be cast by holders of Common Stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting. In accordance with North Carolina law, shareholders will not be permitted to vote cumulatively in the election of directors.

     In the case of Proposal 1 below, the eight nominees receiving the greatest number of votes shall be elected. In the case of Proposals 2 and 3 below, for such a proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against approval. Broker non-votes and abstentions are not treated as votes cast and therefore will not have any effect on the vote for any Proposal.

     The executive officers and directors of Bancorp, together with their affiliates, beneficially owned, directly or indirectly, as of December
31, 2001, an aggregate of 310,019 shares of Bancorp's Common Stock (including 108,247 shares subject to outstanding, vested stock options) constituting approximately 10.76% of the sum of (i) all shares outstanding and entitled to vote on that date plus (ii) shares capable of being issued within 60 days upon the exercise of stock options held by such persons.

Solicitation, Revocation and Use of Proxies

     A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANCORP TO COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

     You may revoke your proxy at any time before it is actually voted at the annual meeting by delivering written notice of revocation to the Secretary of Bancorp, G. Marvin Lowder, 1039 Second Street, N.E., Hickory, North Carolina 28601, by submitting a subsequently dated proxy, or by attending the annual meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of voting at the annual meeting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted "FOR" each of the Proposals listed in the notice of the meeting.

Expenses of Solicitation

     The expense of preparing, printing and mailing this Proxy Statement will be paid by Bancorp. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of Bancorp or by its bank subsidiaries, Catawba Valley Bank ( "Catawba"), or First Gaston Bank of North Carolina ("First Gaston") without additional compensation. Bancorp will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of Bancorp's Common Stock.

Authorization to Vote on Adjournment and Other Matters

     By signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions which may come before the annual meeting. For example, this authority could be used to adjourn the annual meeting if Bancorp believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. However, proxies voted against the Proposals will not be used to adjourn the annual meeting. Bancorp does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Voting Securities

     As of December 31, 2001, the only shareholder known by Bancorp to own more than 5% of Bancorp's Common Stock was First Charter Bank, Concord, North Carolina, who owned, to the best knowledge of Bancorp, 147,411 shares of Common Stock (5.32% of the total shares outstanding.)

     As of December 31, 2001, the beneficial ownership of Bancorp's Common Stock by directors individually, and by directors and executive officers as a group, was as follows:

                                             Amount and
                                              Nature of      Percent
                  Name Of                    Beneficial        Of
              Beneficial Owner            Ownership(1)(3)   Class(2)
              ----------------            ---------------   --------
              R. Steve Aaron                  71,725(4)       2.49
              David E. Cline                  14,328          0.50
              Loretta P. Dodgen, Ed.D.         7,214(5)       0.25
              W. Alex Hall, Jr.               34,747          1.21
              Robert P. Huntley               42,435(6)       1.47
              W. Steve Ikerd                  69,585(7)       2.42
              H. Ray McKenney, Jr.            35,088(8)       1.22
              Howard L. Pruitt                32,230          1.12
              All Directors and
              Executive Officers
              as a group (9 persons)         310,019         10.76

     (1) Except as otherwise noted, to the best knowledge of Bancorp's management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned: Dr. Dodgen - 389 shares.

     (2) The calculation of the percentage of class beneficially owned by each individual and the group is based on a total of 2,881,256 outstanding shares of Common Stock which equal the sum of (i) 2,773,009 shares outstanding as of December 31, 2001, plus (ii) 108,247 which is the number of shares capable of being issued to directors and executive officers within 60 days upon the exercise of vested stock options.

     (3) Included are exercisable options to purchase an aggregate of 108,247 shares (57,196 vested options held by non-officer directors and 51,051 vested options held by executive officers).

     (4) Includes 15,090 shares held by Mr. Aaron's spouse.

     (5) Includes 377 shares held by Dr. Dodgen's spouse.

     (6) Includes 7,850 shares held by Mr. Huntley's spouse.

     (7) Includes 13,726 shares held by Mr. Ikerd's spouse.

     (8) Includes 2,162 shares held in trust for a minor by Mr. McKenney and 22,268 shares held by Mr. McKenney's affiliated companies.

Required Reports of Beneficial Ownership

      Bancorp's directors and executive officers are required to file certain reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of Bancorp's Common Stock (including, without limitation, an initial report following the person's election as an officer or director of Bancorp and a report following the end of each month during which there has been a change in a reporting person's beneficial ownership). Based upon a review of copies of reports received by Bancorp, all required reports of directors and executive officers of Bancorp were filed on a timely basis.

                        PROPOSAL 1: ELECTION OF DIRECTORS
                       ----------------------------------

      Bancorp's Bylaws provide that its Board of Directors shall consist of between eight and eighteen members, as determined by the Board of Directors or the shareholders. If there are less than nine directors, the members shall be elected for one year terms, and if there are nine or more directors, the Board shall be divided into three classes approximately equal in number and elected to staggered three year terms. The Board has set the number of directors at eight. The eight directors named below, whose terms expire at the annual meeting, have been renominated to the Board for one year terms.

                             Position(s)     Director                       Principal Occupation and
Name and Age                    Held         Since(1)              Business Experience During Past 5 Years
------------                    ----         --------              ---------------------------------------
R. Steve Aaron               Director,         1995      President and Chief Executive Officer, United Community Bancorp;
(54)                         President                   President and Chief Executive Officer, Catawba Valley Bank,
                             and Chief                   Hickory, NC.
                             Executive
                              Officer

David E. Cline               Director          1995      President, Cline Seabrook Company, Waxhaw, NC (development firm).
(52)

Loretta P. Dodgen, Ed.D.     Director          1995      Management consultant and Vice President, Multiple Choice, Inc.,
(49)                                                     Gastonia, NC (training and organizational consulting firm).

W. Alex Hall, Jr.            Director          1995      Executive Vice President of United Community Bancorp; President
(63)                           and                       and Chief Executive Officer, First Gaston Bank of North Carolina,
                             Executive                   Gastonia, NC.
                               Vice
                             President

                             Position(s)     Director                       Principal Occupation and
Name and Age                    Held         Since(1)              Business Experience During Past 5 Years
------------                    ----         --------              ---------------------------------------
Robert P. Huntley            Director          1995      Private Investor; Executive Vice President, Newton Transportation
(63)                                                     Company, Inc. (trucking company) until March 1997.

W. Steve Ikerd               Director          1995      President and Owner, Ikerd Enterprises, Hickory, NC (real estate
(61)                                                     developers).

H. Ray McKenney, Jr.         Director          1995      President, McKenney Family Dealerships, Gaston County, NC (auto
(46)                                                     dealerships); Director, Holy Angels, Inc., Gastonia, NC (specialized care facility).

Howard L. Pruitt             Director          1995      Secretary, Southwood Furniture Company, Hickory, NC (furniture
(64)                                                     manufacturer); President, Pruitt Machinery, Inc., 1971-1995
                                                         (woodworking machinery sales).


      (1) Includes service as a director of Catawba or First Gaston.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF
                                                                ---
THE NOMINEES FOR DIRECTOR FOR ONE YEAR TERMS.

Director Relationships

     No director also is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934
(the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

     Bancorp's Board of Directors held thirteen meetings during 2001. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and any committees on which he or she served.

     Bancorp's Board of Directors has several standing committees including an Audit Committee, a Compensation Committee, and a Nominating Committee.

     Audit Committee. The current members of the Audit Committee are Messrs. Cline, Huntley, and Pruitt. The Audit Committee receives and reviews the annual audit report of Bancorp's independent accountants and the reports of examinations by bank regulatory agencies, and helps to formulate, implement and review Bancorp's, Catawba's, and First Gaston's internal audit programs. The Audit Committee also meets as needed with Bancorp's internal auditor.
The committee met four times in 2001.

                        Report of the Audit Committee

     During the course of its examination of Bancorp's audit process in 2001, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors, Dixon Odom PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Audit Committee received from Dixon Odom PLLC disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed with Dixon Odom PLLC their independence.

     Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Bancorp's annual report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     The Audit Committee has written a charter.

     Bancorp is listed on the Nasdaq SmallCap Market and the Audit Committee members are "independent" as defined by the Nasdaq listing standards.

     Dixon Odom PLLC does not perform information technology services for Bancorp. The Audit Committee has considered whether Dixon Odom PLLC's provision of other non-audit services is compatible with maintaining independence of Dixon Odom PLLC. The Audit Committee has determined that it is compatible with maintaining the independence of Dixon Odom PLLC.

     This report is submitted by the Audit Committee:

                                 David E. Cline
                                Robert P. Huntley
                                Howard L. Pruitt

     Compensation Committee. The current members of the Compensation Committee are Messrs. Cline, Huntley, and Dr. Dodgen. The Compensation Committee reviews and approves all personnel salaries and benefits, recommends officer salaries for Board of Director approval, and reviews and makes recommendations to the Board of Directors regarding matters involving personnel policies. The Compensation Committee met one time in 2001.

     Nominating Committee. The current members of the Nominating Committee are Dr. Dodgen and Messrs. Huntley, McKenney, and Pruitt. During 2001, the duties of the Nominating Committee were carried out by the full Board of Directors. The Committee did not meet during 2001. The Committee will consider candidates recommended by shareholders. Bancorp's Bylaws provide that nominations for director, other than those made by the Nominating Committee, shall be in writing and delivered or mailed to the Secretary of Bancorp not less than 120 days prior to any meeting of shareholders called for the election of directors.


Director Compensation

        Board Fees. In 2001, each director received $500 per month for service on the Board of Directors.

Stock Option Plans

        Bancorp has a number of option plans that it adopted from Catawba in connection with the reorganization of Catawba into a holding company and from First Gaston in connection with the acquisition of First Gaston by Bancorp.

        1997 Nonqualified Stock Option Plan for Directors. The shareholders of Catawba at the 1997 annual meeting approved the 1997 Nonqualified Stock Option Plan for Directors (the "Nonqualified Option Plan"). In connection with the reorganization of Catawba into a holding company form of organization which resulted in the creation of Bancorp, the Nonqualified Option Plan was adopted by Bancorp and options under such plan are now options of Bancorp. All options are immediately exercisable for a ten year period from the date of grant and terminate upon such director's resignation or completion of his term without reelection. However, upon retirement from the Board of Directors or upon a director's death, the options granted such director may be exercised within twelve months of such event. A total of 10,864 options are reserved for issuance under the Nonqualified Option Plan.

        1996 Incentive Stock Option Plan. The shareholders of Catawba at the 1996 annual meeting approved the 1996 Incentive Stock Option Plan (the "Incentive Option Plan"). In connection with the reorganization of Catawba into a holding company form of organization which resulted in the creation of Bancorp, the Incentive Option Plan was adopted by Bancorp and options under such plan are now options of Bancorp. A total of 10,864 options are reserved for issuance under the Incentive Option Plan. (See Proposal 3 regarding an amendment to the Incentive Option Plan to permit an increase in the number of options available to be issued thereunder.)

        First Gaston Option Plans. As a result of Bancorp's acquisition of First Gaston on December 31, 2001, Bancorp has adopted three First Gaston option plans and options available under such plans are now options of Bancorp. These plans are the FGB Stock Option Plan, FGB 1999 Nonstatutory Stock Option Plan, and FGB 1999 Incentive Stock Option Plan (collectively, the "Plans"). An aggregate total of 247,648 options were reserved for issuance under the Plans. All options have been granted under the Plans and no other options will be granted in the future.

Executive Officers

     Set forth below is certain information regarding Bancorp's executive officers.


Name                          Age                   Position With Registrant                            Business Experience
----                          ---                   ------------------------                            -------------------
R. Steve Aaron                54                 Director, President and Chief                     President and Chief Executive
                                                 Executive Officer, United Community               Officer, United Community
                                                 Bancorp and Catawba Valley Bank.                  Bancorp and Catawba Valley Bank,
                                                                                                   Hickory, NC.

W. Alex Hall, Jr.             63                 Director and Executive Vice President,            Executive Vice President of
                                                 United Community Bancorp; President and           United Community Bancorp,
                                                 Chief Executive Officer, First Gaston Bank        Hickory, NC; President and
                                                 of North Carolina                                 Chief Executive Officer, First
                                                                                                   Gaston Bank of North Carolina,
                                                                                                   Gastonia, NC.

Executive Compensation

     Executive officers of Bancorp do not receive any separate compensation for such position. All officers and employees receive compensation only from Catawba or First Gaston. Except for R. Steve Aaron and W. Alex Hall, no current executive officer of Bancorp, Catawba, or First Gaston received compensation for 1999, 2000, or 2001 which exceeded $100,000. The compensation information for Messrs. Aaron and Hall is disclosed below:

                                       SUMMARY COMPENSATION TABLE


                                        Annual Compensation                  Long Term Compensation
                                        -------------------                  ----------------------
                                                                            AWARDS             PAYOUTS
                                                                            ------             -------
                                                                          Securities
          Name and                                                        Underlying          All Other
     Principal Position         Year          Salary(1)      Bonus($)     Options           Compensation($)
     ------------------         ----          --------       -------      -------           ---------------
     R. Steve Aaron,            2001          $135,000        8,640          -0-               8,100(2)
      President and             2000          $129,000       11,352          -0-              11,940(2)
     Chief Executive            1999          $125,000       20,080          -0-               9,900(2)
         Officer

     W. Alex Hall, Jr.,         2001          $168,205        5,555        4,333               3,988(3)
      Executive Vice            2000          $153,000        6,273          -0-              28,000(3)
        President               1999          $140,578          -0-          -0-               3,716(3)


       (1) Perquisites and personal benefits awarded to Messrs. Aaron or Hall did not exceed 10% of the total annual salary and bonus in any year reported.

       (2) The amounts disclosed represent annual contributions in 2001, 2000, and 1999, of $8,100, $7,740, and $7,500, respectively, made by Catawba on behalf of R. Steve Aaron to match pre-tax elective deferral contributions (included under salary) made by R. Steve Aaron under Section 401(k) of the Internal Revenue Code of

         1986, as amended, and directors' fees paid in each of 2000 and 1999 of $2,400, and $2,400, respectively.

    (3) Amount shown consists of the vested portion of the annual increase in Mr. Hall's liability reserve account balance under the First Gaston supplemental retirement plan.

Employment Agreements

    Mr. Aaron's Agreement. Catawba has entered into an employment and change of control agreement with R. Steve Aaron (dated January 1, 2000) as its President and Chief Executive Officer to establish his duties and compensation and to provide for his continued employment with Catawba. The employment agreement provides for an initial term of three years with an automatic renewal at the end of the initial term and on each anniversary thereafter for an additional one year term unless notified prior thereto in accordance with the employment agreement. The employment agreement provides for an annual base salary of $125,000, and for discretionary bonuses and participation in other pension and profit-sharing retirement plans maintained by Catawba on behalf of its employees, as well as fringe benefits normally associated with Mr. Aaron's position or made available to all other employees. The employment agreement provides that Mr. Aaron may be terminated for "cause" as defined in the employment agreement, and that the employment agreement may otherwise be terminated, in some cases with certain financial consequences incurred, by Catawba or by Mr. Aaron. The employment agreement provides that should Catawba terminate the employment agreement other than for cause or disability within 12 months after a "change in control", or should Mr. Aaron terminate the agreement within such 12 months during which his compensation or responsibilities have been reduced, or his workplace location has been moved more than 35 miles from Hickory, North Carolina, then he shall receive a lump sum equal to 299% of his average annual salary and cash bonus, and be covered by on Catawba's medical and disability programs throughout the remaining term of the agreement. A "Change of Control" shall be deemed to have occurred upon (i) any person becoming the beneficial owner or otherwise acquiring control, directly or indirectly, of securities of Catawba representing twenty-five percent (25%) or more of the voting power of Catawba's then outstanding securities; (ii) the acquisition by any Person in any manner of the ability to elect, or to control the election, of a majority of the directors of Catawba; (iii) the merger of Catawba into another entity, the merger of any entity into Catawba or the acquisition of assets by Catawba, in any such case with the result that the beneficial owners of Catawba's outstanding securities immediately prior to such transaction do not beneficially own more than sixty percent (60%) of Catawba's outstanding securities after the consummation of such transaction; (iv) the sale or other transfer of more than fifty percent (50%) of the assets of Catawba to any entity not controlled by Catawba; (v) the consummation of any transaction by Catawba that results (A) in the majority of the Board after the consummation of such transaction not being composed of Incumbent Directors, or
(B) the beneficial owners of Catawba's outstanding securities immediately prior to the consummation of such transaction not beneficially owning more than sixty percent (60%) of Catawba's outstanding securities after such transaction; or
(vi) the occurrence of any other event or circumstance which the Board determines affects control of Catawba. The term "Incumbent Director" shall mean any director who as of the execution of the employment agreement was a member of the Board, or any individual becoming a member of the Board subsequent to such execution whose election by Catawba shareholders was recommended by at least two-thirds (2/3) of the then incumbent Directors on the Board. The employment agreement also contains a covenant not to compete for one year after termination which prohibits Mr. Aaron, without the consent of Catawba, from being connected with any business located in any county where Catawba or its subsidiaries have offices and which competes with Catawba or its subsidiaries. Such covenant shall not apply in the event that Mr. Aaron is terminated by Catawba without cause.

    Mr. Hall's Agreement. In 1998, First Gaston entered into an employment agreement with Mr. Hall as President and Chief Executive Officer. Base compensation equaled $134,000 which shall be reviewed annually in July of each year and shall be increased immediately after such review by not less than 10%. The employment agreement terminates on December 31, 2002 unless sooner terminated for "cause" or voluntarily by Mr. Hall. The employment agreement provides for appropriate fringe benefits of an executive officer and accelerates the vesting of any options granted to Mr. Hall under the FGB Stock Option Plan to December 31, 2002 unless grants are made thereunder within six months of December 31, 2002. In the later case, such options shall be fully vested on the first day subsequent to the six months following their dates of grant. The employment agreement provides for the payment to Mr. Hall of an amount equal to 2.99 times the total amount of his base salary and most recent annual bonus, if any, should there be a "change in control" of First Gaston followed by a "termination event". For purposes of the employment agreement, "change in control" is defined as the accumulation of 25% or more of the voting power of First Gaston's outstanding securities, the power by any person or group to elect or control the election of a majority of the members of the Board of Directors of First Gaston or the merger of First Gaston into another entity whereby First Gaston's then existing shareholders do not beneficially own more than 60% of First Gaston's outstanding securities after consummation of the transaction, 50% of the assets of First Gaston are sold to an entity and no longer controlled by First Gaston or a majority change in incumbent directors.

     Mr. Hall waived any rights to receipt of any payment under the "change in control" provision of his contract upon consummation of the share exchange with Bancorp. His contract remains in effect otherwise.

Stock Options

     The following table sets forth information with regard to stock options granted under the FGB Incentive Option Plan.

                        OPTION GRANTS IN FISCAL YEAR 2001
                               (INDIVIDUAL GRANTS)

                  Number of Securities
                     Underlying                  % of Total Options              Exercise or
     Name         Options Granted (1)           Granted to Employees         Base Price ($/Share)         Expiration Date
     ----         -------------------           --------------------         --------------------         ---------------

W. Alex Hall            4,332                         14.01%                       $10.27                    6/25/11

                                       10

                   AGGREGATED OPTION EXERCISES IN FISCAL 2001
                        AND FISCAL YEAR END OPTION VALUES

                                                    Number of Securities
                                                   Underlining Unexercised               Value of Unexercised
                                                          Options at                   In-the-Money Options at
                                                       Fiscal Year End                     Fiscal Year End
                                                       ---------------                     ---------------
                    Shares
                  Acquired on       Value
Name               Exercise        Realized       Exercisable      Unexercisable      Exercisable      Unexercisable
----               --------        --------       -----------      -------------      -----------      -------------

R. Steve Aaron      1,000           $5,638           17,150            3,026            $61,677             $-0-

W. Alex Hall         -0-              -0-            31,445            4,332            $52,481             $-0-

    Employee Savings Plans. Currently, Catawba and First Gaston have two separate 401(k) savings plans. However, on April 1, 2002, the two plans will be merged into a new employee savings plan.

    Catawba's 401(k) Savings Plan. Catawba has adopted a tax-qualified savings plan (the "Catawba Savings Plan") which covers all current full-time employees and any new full-time employees who have been employed by Catawba for six months. Under the Catawba Savings Plan, a participating employee may contribute up to 16% of his or her base salary on a tax-deferred basis through salary reduction as permitted under Section 401(k) of the Code. Catawba contributes an amount equal to 100% of the first 6% of pre-tax salary contributed by each participant and may make additional discretionary profit sharing contributions to the Catawba Savings Plan on behalf of all participants. Such discretionary profit sharing contributions may not exceed 6% of the aggregate of the pre-tax base salaries of all participants in the Catawba Savings Plan and are allocated among all participants on the basis of the participant's age and level of compensation. Amounts deferred above the first 6% of salary are not matched by Catawba. A participant's contributions and Catawba's matching and profit sharing contributions under the Catawba Savings Plan will be held in trust accounts for the benefit of participants. A participant is at all times 100% vested with respect to his or her own contributions under the Catawba Savings Plan, and becomes 100% vested in the account for Catawba's matching and profit sharing contributions after completing five years of service with Catawba. The value of a participant's accounts under the Catawba Savings Plan becomes payable to him or her in full upon retirement, total or permanent disability or termination of employment for any other reason, or becomes payable to a designated beneficiary upon a participant's death. The Catawba Savings Plan also will contain provisions for withdrawals in the event of certain hardships. A participant's contributions, vested matching and profit sharing contributions of Catawba, and any income accrued on such contributions, are not subject to federal or state taxes until such time as they are withdrawn by the participant.

      First Gaston's 401(K) Savings Plan. First Gaston has adopted a tax-qualified savings plan (the "First Gaston Savings Plan") which covers all full-time employees and any new full-time employees who have been employed by First Gaston for one year. Under the savings plan, a participating employee may contribute up to 15% of his or her base salary on a tax-deferred basis through salary reduction as permitted under Section 401(k) of the Code. First Gaston contributes an amount equal to 50% of the first 6% of pre-tax salary contributed by each participant and may make additional discretionary profit sharing contributions to the First Gaston Savings Plan and are allocated among all participants on the basis of the participant's age and level of compensation. Amounts deferred above the first 6% of salary are not matched by First Gaston. A participant's contributions and First Gaston's matching and profit sharing contributions under the First Gaston Savings Plan will be held in trust accounts for the benefit of participants. A participant is at all times 100% vested with respect to his or her own contributions under the First Gaston Savings Plan, and becomes 100% vested with respect to his or her own matching and profit sharing contributions after completing five years of service with First Gaston. The value of a participant's accounts under the First Gaston Savings Plan becomes payable to him or her in full upon retirement, total or permanent disability, or termination of employment for any other reason, or becomes payable to a designated beneficiary upon a participant's death. The First Gaston Savings Plan also contains provisions for withdrawals in the event of certain hardships. A participant's contributions, vested matching and profit sharing contributions of First Gaston, and any income accrued on such contributions, are not subject to federal or state taxes until such time as they are withdrawn by the participant.

Indebtedness and Transactions Of Management

      Bancorp has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

           PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
           ----------------------------------------------------------

      The Board of Directors has appointed the firm of Dixon Odom PLLC, Certified Public Accountants, as Bancorp's independent public accountants for 2002. A representative of Dixon Odom PLLC is expected to be present at the annual meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

      Bancorp has paid Dixon Odom PLLC fees in connection with its assistance in Bancorp's annual audit and review of Bancorp's financial statements. Sometimes, Bancorp engages Dixon Odom PLLC to assist in other areas of financial planning.

     The following table sets forth the fees paid to Dixon Odom PLLC in various categories in 2001.

                                                                             Amount
          Category                                                            Paid
          --------                                                          --------
          Audit Fees:                                                       $ 29,344
          Financial Information System Design and Implementation Fees:           -0-
          All Other Fees(1):                                                  23,668
                                                                            --------
          Total Fees Paid:                                                  $ 53,012
                                                                            ========

     (1) Includes $19,800 paid to Dixon Odom PLLC in connection with Bancorp's acquisition of First Gaston in 2001.

      The Audit Committee has considered whether Dixon Odom PLLC's provision of other non-audit services is compatible with maintaining independence of Dixon Odom PLLC. The Audit Committee has determined that it is compatible with maintaining the independence of Dixon Odom PLLC.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
                                                                ---
RATIFICATION OF DIXON ODOM PLLC AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF
BANCORP.

                    PROPOSAL 3: APPROVAL OF AMENDMENT TO THE
                    ----------------------------------------
                        1996 INCENTIVE STOCK OPTION PLAN
                        --------------------------------

      On January 10, 2002, the Board approved an amendment to the Incentive Option Plan, subject to shareholder approval, to increase the shares available thereunder. The amendment provides that an aggregate of 100,000 shares will be added to the 10,864 shares currently reserved for issuance by Bancorp upon exercise of stock options granted from time to time under the Incentive Option Plan. Options granted under the Incentive Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Code. Under the Code, such options afford favorable tax treatment to recipients upon compliance with certain restrictions but do not result in tax deductions to Bancorp. The purpose of the Incentive Option Plan is to increase the performance incentive for employees of Bancorp, to encourage the continued employment of current employees and to attract new employees by facilitating their purchase of a stock interest in Bancorp.

      The Incentive Option Plan is administered by the Executive Committee of the board. No member of the board who is not also an officer of Bancorp, Catawba, or First Gaston is eligible to receive options under the Incentive Option Plan. Employees of Bancorp are eligible to receive options under the Incentive Option Plan at no cost to them other than the option exercise price. Any options granted under the Incentive Option Plan are subject to a vesting schedule whereby 20% of the options vest on each anniversary of the date of grant until all options are vested. Generally, the exercise price for options granted pursuant to the Incentive Option Plan may not be less than

100% of the fair market value of the shares on the date of grant. No option will be exercisable more than ten years after the date that it is granted. In the case of an employee who owns more than 10% of the shares at the time the stock option is granted, the option price may not be less than 110% of the fair market value of the shares on the date of the grant, and the option shall not be exercisable more than five years from the date it is granted. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. In the event the optionee is discharged for cause the options will immediately terminate. In the event an optionee's employment is terminated for any reason other than cause or voluntary separation on the part of the optionee (other than for retirement or disability), the options are exercisable for three months. In the event of an optionee's retirement, the options will continue to be exercisable for three months following retirement. In the event an optionee becomes disabled or dies, the options will continue to be exercisable for twelve months following the date of the disability or death. Common stock subject to options which expire or terminate prior to the exercise of the options shall lapse and such shares shall again be available for future grants under the Incentive Option Plan.

      Bancorp receives no monetary consideration at the time of granting the stock options. The consideration, if any, which Bancorp receives from the granting of such stock options is the further dedication of its employees in the performance of their responsibilities, duties, and functions on behalf of Bancorp. Upon exercise of options, Bancorp will receive payment of cash or stock from the optionee in exchange for shares issued.

      Subject to alternative minimum tax rules under the Code, a recipient of a stock option under the Incentive Option Plan will not be taxed upon either the grant of the option or on the date he or she exercises such option. Unless subject to the alternative minimum tax, a recipient will be taxed only upon the sale of the stock underlying the option and will be taxed on the difference between the option price and the sales price of the stock. The taxable amount will be treated as capital gain. If the Incentive Option requirements are satisfied, Bancorp will receive no corresponding deduction for any portion of the stock option.

      If the amendment to the Incentive Option Plan is approved by the shareholders, it will become effective immediately and options, if any, granted prior to shareholder approval beyond the original 10,864 will become exercisable pursuant to the Incentive Option Plan's vesting schedule. If the amendment to the Incentive Option Plan is not approved by shareholders, the number of shares available under the Incentive Option Plan will remain at 10,864, and all options granted prior to the shareholder vote will be forfeited and void. The price of the Bancorp's common stock on December 31, 2001 was $12.05.

                                  OTHER MATTERS

      The Board of Directors knows of no other business that will be brought before the annual meeting. Should other matters properly come before the annual meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

                        PROPOSALS FOR 2003 ANNUAL MEETING

     It is anticipated that the 2003 Annual Meeting will be held on a date during April 2003. Any proposal of a shareholder which is intended to be presented the 2003 annual meeting must be received by Bancorp at its main office in Hickory, North Carolina no later than November 15, 2002 in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2003 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by Bancorp by February 15, 2003 for it to be timely received for consideration. Bancorp will use its discretionary authority for any proposals received thereafter.

REVOCABLE PROXY

                             UNITED COMMUNITY BANCORP
                             1039 Second Street, N.E.
                           Hickory, North Carolina 28601

                              APPOINTMENT OF PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Barbara D. Myers, Carole F. Teague, and Joe S. Tripp or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of United Community Bancorp ("Bancorp") held of record by the undersigned on February 28, 2002, at the Annual Meeting of Shareholders of Bancorp to be held at the Gateway Conference Center, 909 Highway 70 SW, Hickory, North Carolina, at 3:00 p.m. on April 23, 2002, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1. ELECTION OF DIRECTORS: Proposal to elect eight directors of Bancorp for one-year terms or until their successors are duly elected and qualified.

     [ ]   FOR all nominees listed below      [ ]   WITHHOLD AUTHORITY to vote
           (except as indicated otherwise           for all nominees listed
           below).                                  below.

     NOMINEES:     R. Steve Aaron
                   David E. Cline
                   Loretta P. Dodgen, Ed.D.
                   W. Alex Hall, Jr.
                   Robert P. Huntley
                   W. Steve Ikerd
                   H. Ray McKenney, Jr.
                   Howard L. Pruitt

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

     --------------------------------------------------------------------------

2. RATIFICATION OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of Dixon Odom PLLC as Bancorp's independent accountants for 2002.

     [ ] FOR          [ ] AGAINST        [ ] ABSTAIN

3. APPROVAL OF AMENDMENT TO THE 1996 INCENTIVE STOCK OPTION PLAN: An amendment to the 1996 Incentive Stock Option Plan increasing the number of shares available under the plan by 100,000 shares.

     [ ] FOR          [ ] AGAINST        [ ] ABSTAIN

4. OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

        PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE
        -------------------------------------------------------------
                SIDE AND RETURN TO UNITED COMMUNITY BANCORP
                -------------------------------------------

     THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE, AND FOR PROPOSALS 2 AND 3. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF BANCORP A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

                              Dated: ----------------------------------, 2002

                              -----------------------------------------------
                              Signature

                              -----------------------------------------------
                              Signature if held jointly

                              Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

     IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

                            UNITED COMMUNITY BANCORP
                                AND SUBSIDIARIES

                               2001 ANNUAL REPORT

                    UNITED COMMUNITY BANCORP AND SUBSIDIARIES
--------------------------------------------------------------------------------


Table of     Letter from the President .............................    1
Contents
             Selected Financial and Other Data .....................    2

             Management's Discussion and Analysis ..................    3

             Independent Auditors' Report ..........................    9

             Financial Statements ..................................   10

             Notes to Financial Statements .........................   13

             Directors .............................................   37

             General Corporate Information .........................   38

                    UNITED COMMUNITY BANCORP AND SUBSIDIARIES
                              REPORT OF MANAGEMENT
--------------------------------------------------------------------------------


Dear Shareholders, Customers and Friends:

The year 2001 will long be remembered for two things. It is the year that our country slipped into a recession after the longest expansion of our economy in history and it's the year that our nation was brought to reality about the evil forces that are in our world as a result of the September 11/th/ tragedy.

Despite these two unfortunate events, I am proud to tell you that 2001 was a tremendous year in the life of your holding company. The holding company's profits were basically neutral when compared to the year 2000 even though we suffered interest margin compression brought on by a record number of interest rate cuts by the Federal Reserve as they struggled to get our economy turned around. Reductions in interest income were offset by increases in fee income and expense control.

The year 2001 is also the year in which we reached one of our long-range objectives and that was attracting another bank to join our bank holding company. In May of 2001, we announced the merger-of-equals with First Gaston Bank of Gastonia, North Carolina. This transaction was completed on December 31, 2001. This merger brings your holding company's assets to approximately $325 million.

During 2001, Catawba Valley Bank opened a new office on Springs Road in Hickory, North Carolina. First Gaston Bank purchased property to open a new branch in Stanley, North Carolina during the year.

As a result of the merger, your stock now trades on the NASDAQ "small cap" market and we now have six market makers in the holding company stock. We believe your stock has been under valued for the past year, and we feel the new market and market makers will enhance the trade price of the stock. We thank you for owning our stock, and we pledge our best efforts to make this a rewarding investment.

Sincerely

R. Steve Aaron,
President

--------------------------------------------------------------------------------
                                                                          Page 1

                    UNITED COMMUNITY BANCORP AND SUBSIDIARIES
                  SELECTED FINANCIAL INFORMATION AND OTHER DATA
--------------------------------------------------------------------------------

The following table sets forth certain financial data for the years ended December 31, 2001 and 2000.

                                                2001            2000
                                           -------------   ----------------

INCOME STATEMENT
Net interest income                        $  10,303,739   $   9,689,510
Provision for loan losses                        927,000       1,117,972
Non-interest income                            3,606,101       1,852,123
Non-interest expenses                          9,074,900       6,816,920
Net income                                     2,629,786       2,679,120

PER SHARE DATA/(1)/
Basic income                               $         .95   $         .97
Diluted income                                       .93             .94
Book value                                         11.32           11.35

BALANCE SHEET
Total assets                               $ 325,473,716   $ 267,494,617
Total deposits                               259,147,137     220,004,365
Total loans                                  240,320,926     195,017,566
Allowance for loan losses                      3,454,218       2,937,610
Investment securities                         62,328,059      50,130,266
Total earning assets                         312,513,977     254,184,998
Stockholders' equity                          31,387,795      28,615,575

SELECTED OTHER DATA
Return on average assets                             .89%           1.13%
Return on average equity                            8.77%           9.93%
Average equity to average assets                   10.12%          11.42%
Interest rate spread                                2.93%           3.60%
Net yield on average interest-earning
   assets                                           3.62%           4.37%
Average interest-earning assets to
   average interest-bearing liabilities           117.03%          116.53%
Ratio of non-interest expense to
   average total assets                             3.06%           2.89%
Nonperforming loans to total loans                   .24%            .10%
Allowance for loan losses to total loans            1.44%           1.51%

/(1)/Adjusted to reflect the dilutive effect of a 10% stock dividend in 2001.

--------------------------------------------------------------------------------
                                                                          Page 2

                   UNITED COMMUNITY BANCORP AND SUBSIDIARIES
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

The following pages of this report represent management's discussion and analysis of our consolidated financial condition and results of operations of United Community Bancorp and Subsidiaries. The objective of this discussion is to provide the reader with a clear, concise and complete understanding of the financial condition and results of operations of United Community Bancorp and Subsidiaries. This discussion and analysis is intended to complement, and should be read in conjunction with, the audited financial statements of the Company and related notes appearing elsewhere in this annual report to stockholders.

OVERVIEW

United Community Bancorp (formally Catawba Valley Bancshares, Inc.), a bank holding company, was organized on June 30, 1998 and elected to become a financial services holding company on October 16, 2001. The holding company is headquartered in Hickory, North Carolina, and owns two state chartered banks, Catawba Valley Bank, headquartered in Hickory, North Carolina, and First Gaston Bank of North Carolina, headquartered in Gastonia, North Carolina. On December 31, 2001, First Gaston Bank became the wholly owned subsidiary of United Community Bancorp under an Agreement and Plan of Share Exchange (the "Agreement"). Under the Agreement, the Holding Company's name was changed from Catawba Valley Bancshares, Inc. to "United Community Bancorp." The transaction, which was initiated prior to June 30, 2001, was accounted for as a pooling-of-interests.

Catawba Valley Bank was incorporated in 1995 and provides a full range of banking services from four locations, three located in Hickory and one in Newton. Catawba Valley Bank's market area consists of the area within a 10-mile radius of the city of Hickory, North Carolina and includes parts of Catawba County, Burke County, Caldwell County and Alexander County, North Carolina. Catawba Valley Bank also has a wholly owned subsidiary, Valley Financial Services. This subsidiary sells insurance and non-insured investment products to its customers. On January 1, 2002, Valley Financial Services became a subsidiary of the holding company and will be offering services to customers of both Catawba Valley Bank and First Gaston Bank, as well as to the public at large.

First Gaston Bank was also incorporated in 1995. First Gaston Bank's market area includes the city of Gastonia, North Carolina, and the cities of Belmont and Mount Holly and parts of Gaston County. First Gaston Bank currently provides full service banking from each of its three branch offices which are located in Gastonia, Belmont and Mount Holly.

United Community Bancorp had deposits of $259 million as of December 31, 2001 while loans totaled $240 million.

Real estate secured loans, including construction loans and loans secured by existing commercial and residential properties, comprise the majority of our loan portfolio, with the balance of our loans consisting of commercial and industrial loans and loans to individuals.

--------------------------------------------------------------------------------
                                                                          Page 3

                   UNITED COMMUNITY BANCORP AND SUBSIDIARIES
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

         FINANCIAL CONDITION AT DECEMBER 31, 2001 AND DECEMBER 31, 2000

During 2001, the Company's total assets increased $58.0 million, or 21.7%, to $325.5 million at December 31, 2001 from $267.5 million at December 31, 2000. The growth in our total assets is primarily attributable to strong loan growth resulting from our continued efforts to develop the brand names of our Banks in the markets served by both Catawba Valley Bank and First Gaston Bank. Gross loans increased $45.3 million, or 23.2%, during 2001 from $195.0 million at December 31, 2000 to $240.3 million at December 31, 2001. This growth occurred primarily in our mortgage, construction and commercial segments of our loan portfolio. Commercial and construction loans increased by $32.1 million during the year, representing 70.9% of our loan growth, while residential mortgage loans, including equity lines, increased $11.0 million, accounting for 24.3% of the total increase in gross loans. The remainder of the growth in our loan portfolio resulted from a net increase in consumer loans of $2.5 million.

In addition to the aforementioned growth in our loan portfolio, our investment securities increased $12.2 million from $50.1 million at December 31, 2000 to $62.3 million at the end of 2001. Of this increase, approximately $500,000 resulted from net unrealized gains on these securities. With the decreasing interest rate environment, our strategy was to lengthen the average maturity of our investment portfolio without losing yield. Throughout the year, the Banks invested in municipals, FHLB Bonds and mortgage backed securities.

Customer deposits continued to be our principal funding source in 2001 allowing us to fund the growth in loans and investment securities, our highest yielding interest earning assets, discussed above. At December 31, 2001, deposits totaled $259.1 million, an increase of $39.1 million or 17.8% compared with $220.0 million at December 31, 2000. Due to the rapid decline in interest rates during the past year, the demand for loans outpaced our deposit growth. Therefore, we utilized different types of funding sources in addition to customer deposits. We increased our balance of Federal Home Loan Bank advances by $14.5 million to $25.0 million at December 31, 2001, and we increased the level of our Federal funds purchased, a type of overnight borrowing, by $2.1 million to $3.3 million at the end of the year. We also applied $1.3 million of our cash and cash equivalents towards the growth of our interest-earning assets during 2001.

At December 31, 2001, stockholders' equity totaled $31.4 million, an increase of $2.8 million from the total of $28.6 million at the end of 2000. This increase resulted primarily from our net income for 2001 of $2.6 million. Unrealized gains on our investment securities, net of tax, of $333,000 also contributed to the increase in the Company's equity. Additionally, the Company was able to pay a 10% stock dividend along with a cash dividend of $197,000, or $.12 per share in 2001. At December 31, 2001, the Company, Catawba Valley Bank, and First Gaston Bank continued to exceed all applicable regulatory guidelines.

--------------------------------------------------------------------------------
                                                                          Page 4

                   UNITED COMMUNITY BANCORP AND SUBSIDIARIES
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

      RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

Net Income

The Company earned net income of $2.6 million or $.95 per share for 2001, as compared with net income of $2.7 million or $.97 per share in 2000, a decrease of $49,000 or $.02 per share. In 2001, we continued to grow despite the declining interest rate environment and the general economic downturn. Our total interest earning assets averaged $284.3 million during the current year compared to $221.5 million in 2000, an increase of 28.4%. Additionally, our non-interest income grew rapidly in the current year, up $1.7 million to $3.6 million in 2001 versus $1.9 million for 2000. This increase of 89.5% mainly resulted from the efforts of our mortgage department in the form of increased loan servicing fees. Our provision for loan losses decreased by 17% or $191,000 in 2001. These factors, all of which positively impacted our earnings, were offset by the increase in our non-interest expenses of $2.3 million in 2001 and the increase in our effective tax rate from 25.7% in 2000 to 32.7% in 2001. All of the aforementioned factors significantly affecting net income for 2001 are analyzed in greater detail in the discussion that follows.

Net Interest Income

Like most financial institutions, the primary component of earnings for our banks, Catawba Valley and First Gaston, is net interest income. Net interest income is the difference between interest income, principally from loan and investment securities portfolios, and interest expense, principally on customer deposits and borrowings. Changes in net interest income result from changes in volume, spread and margin. For this purpose, volume refers to the average dollar level of interest-earning assets and interest-bearing liabilities, spread refers to the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities, and margin refers to net interest income divided by average interest-earning assets. Margin is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities, as well as by levels of noninterest-bearing liabilities and capital.

Net interest income increased $614,000 to $10.3 million for the year ended December 31, 2001, compared to the $9.7 million earned in 2000. Total interest income benefited from strong growth in the level of average earning assets, which offset lower asset yields caused by the dramatic trend of declining interest rates throughout the year. The growth in our earning assets enabled us to increase the ratio of average interest-earning assets to average interest-bearing liabilities from 116.5% in 2000 to 117.0% in 2001. Approximately three-fourths of our interest earning-assets repriced immediately when interest rates declined during the year while the rates for the predominant portion of our interest-bearing liabilities were fixed until maturity. Given this, the net yield on our average interest-earning assets decreased from 4.37% in 2000 to 3.62% in 2001, and our net interest rate spread decreased from 3.60% in 2000 to 2.93% in 2001.

Provision for Loan Losses

Our allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. We increase our allowance for loan losses by provisions charged to operations and by recoveries of amounts previously charged off, and we reduce our allowance by loans charged off. We evaluate the adequacy of the allowance at least quarterly. In evaluating the adequacy of the allowance, we consider the growth, composition and industry

--------------------------------------------------------------------------------
                                                                          Page 5

                   UNITED COMMUNITY BANCORP AND SUBSIDIARIES
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

diversification of the portfolio, historical loan loss experience, current delinquency levels, adverse situations that may affect a borrower's ability to repay estimated value of any underlying collateral, prevailing economic conditions and other relevant factors deriving from our history of operations.

We follow a loan review program designed to evaluate the credit risk in our loan portfolio. Through this loan review process, we maintain an internally classified watch list that helps management assess the overall quality of the loan portfolio and the adequacy of the allowance for loan losses. In establishing the appropriate classification for specific assets, management considers, among other factors, the estimated value of the underlying collateral, the borrower's ability to repay, the borrower's payment history and the current delinquent status. As a result of this process, certain loans are categorized as substandard, doubtful or loss and reserves are allocated based on management's judgment and historical experience. Testing by our internal auditors and by other independent third parties contracted with to perform reviews of our loans helps to validate this process. In addition, regulatory agencies, as an integral part of their examinations process, periodically review our allowance for loan losses and may require us to make additional provisions based upon information available to them at the time of their examination.

Our provision for loan losses for 2001 and 2000 was $927,000 and $1.1 million, respectively, and resulted from the process and policies described above. The allowance for loan losses at December 31, 2001 totaled $3.5 million, or 1.44% of total loans. Management believes that the allowance is adequate to absorb losses inherent in the loan portfolio.

Non-Interest Income

Non-interest income increased from $1.9 million in 2000 to $3.6 million in 2001, an increase of $1.8 million. The primary component of this increase was the rise in income from mortgage operations, which results from the origination of residential mortgage loans for lenders in the secondary market, of $993,000 from $545,000 in 2000 to $1.5 million in 2001. Additionally, due to our overall growth in deposits in 2001 combined with the new products that we offered to our customers this year, service charges on deposit accounts increased $429,000, or 53.8%, to $1.2 million.

Non-Interest Expenses

Non-interest expenses amounted to $9.1 million and $6.8 million for the years ended December 31, 2001 and 2000, respectively, an increase of $2.3 million. The components of our non-interest expenses, which made the primary contributions to this increased level of expense are as follows: Compensation and employee benefits increased $1.0 million from $3.7 million in 2000 to $4.7 million in 2001 due to additional personnel added in conjunction with the opening of Catawba Valley Bank's fourth branch location during the first quarter of 2001 and to increased compensation related to the Company's mortgage operations. Much of the compensation for the personnel in mortgage operations is commission based and therefore increased along with the increase in volume during the year discussed under the non-interest income caption. Professional fees expense increased from $245,000 in 2000 to $665,000 in 2001 resulting largely from increased and non-recurring costs incurred regarding the Company's acquisition of First Gaston Bank, which was competed on December 31, 2001. The remainder of the increase in the Company's non-interest expense was attributable to the overall growth of the Company, which included the opening of Catawba Valley Bank's operations center in 2001. The single largest increase in the expenses classified as "Other" non-interest expenses in

--------------------------------------------------------------------------------
                                                                          Page 6

                   UNITED COMMUNITY BANCORP AND SUBSIDIARIES
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

our consolidated statements of operations for 2001 was an increase in the provision for losses on foreclosed assets of $121,000. The provision is made to reduce the carrying value of those assets to the lower of their carrying amount or fair value less costs to sell.

Provision for Income Taxes

The Company's effective tax rate (income taxes as a percentage of income before income taxes) for 2001 was 32.7% and 25.7% for the years ended December 31, 2001 and 2000, respectively. The increase in the Company's effective tax rate results from the income tax expense in 2000 for its wholly owned subsidiary, First Gaston Bank. At December 31, 1999 First Gaston had established a valuation allowance of $308,000 for certain of its deferred tax assets. During 2000, the management of First Gaston determined that this valuation allowance was no longer necessary, and the allowance was released through a credit to income tax expense.

                         LIQUIDITY AND CAPITAL RESOURCES

Maintaining adequate liquidity while managing interest rate risk is the primary goal of the Company's asset and liability management strategy. Liquidity is the ability to fund the needs of the Company's borrowers and depositors, pay operating expenses, and meet regulatory liquidity requirements. Maturing investments, loan and mortgage-backed security principal repayments, deposit growth and borrowings are presently the main sources of the Company's liquidity. The Company's primary uses of liquidity are to fund loans and to make investments.

As of December 31, 2001, liquid assets, consisting of cash and cash equivalents and investment securities were approximately $72.5 million, which represents 22.3% of total assets and 26.9% of total deposits and borrowings. Supplementing this liquidity, the Company, through its bank subsidiaries, had $17 million of credit available from the Federal Home Loan Bank and available lines of credit from correspondent banks totaling $2.5 million. At December 31, 2001, outstanding commitments to extend credit were $824,000 and undisbursed line of credit balances totaled $52.8 million. Management believes that the combined aggregate liquidity position of the Company is sufficient to meet the funding requirements of loan demand and deposit maturities and withdrawals in the near term.

Certificates of deposit represented 64.6% of the Company's total deposits at December 31, 2001. The Company's growth strategy will include efforts focused at increasing the relative volume of transaction deposit accounts. Certificates of deposit of $100,000 or more represented 25.1% of the Company's total deposits at year-end. These deposits are generally considered rate sensitive, but management believes many of them are relationship-oriented. While the Company will need to pay competitive rates to retain these deposits at maturity, there are other subjective factors that will determine the Company's continued retention of those deposits.

Banks and bank holding companies, as regulated institutions, must meet required levels of capital. The FDIC, the primary regulator of Catawba Valley Bank and First Gaston Bank, and the Federal Reserve, the primary regulator of United Community Bancorp, have adopted minimum capital regulations or guidelines that categorize components and the level of risk associated with various types of assets. Financial institutions are expected to maintain a level of capital commensurate with the risk profile assigned to its assets in accordance with these guidelines.

--------------------------------------------------------------------------------
                                                                          Page 7

                   UNITED COMMUNITY BANCORP AND SUBSIDIARIES
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

At December 31, 2001, both United Community and each of its bank subsidiaries maintained capital levels exceeding the minimum levels for "well capitalized" bank holding companies and banks.

                     IMPACT OF INFLATION AND CHANGING PRICES

A commercial bank has an asset and liability composition that is distinctly different from that of a company with substantial investments in plant and inventory because the major portion of its assets are monetary in nature. As a result, a bank's performance may be significantly influenced by changes in interest rates. Although the banking industry is more affected by changes in interest rates than by inflation in the prices of goods and services, inflation is a factor which may influence interest rates. However, the frequency and magnitude of interest rate fluctuations do not necessarily coincide with changes in the general inflation rate. Inflation does affect operating expenses in that personnel expenses and the cost of supplies and outside services tend to increase more during periods of high inflation.

                           FORWARD-LOOKING INFORMATION

This annual report to stockholders contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and other business of United Community Bancorp that are subject to various factors which could cause actual results to differ materially from those estimates. Factors which could influence the estimates include changes in national, regional and local market conditions, legislative and regulatory conditions, and the interest rate environment.

                             MARKET FOR COMMON STOCK

As of December 31, 2001 there were approximately 3,000 shareholders of record of United Community Bancorp common stock. The stock is now traded on the NASDAQ small cap market under the symbol UCBB. Bancorp currently has six market makers. They are: IJL/ Wachovia, Trident Securities, Scott & Stringfellow, Sterne, Agee & Leach, Ryan Beck & Company and Anderson & Strudwick. The table below lists the high and low sale prices.

                                       2001                  2000*
                                       ----                  -----

          Period                  High       Low       High        Low
          ------                  ----       ---       ----        ---

          First Quarter        $ 15.00    $  9.00    $ 14.77    $  12.73
          Second Quarter         15.50      12.10      15.45       12.73
          Third Quarter          14.50      11.25      14.55       12.85
          Fourth Quarter         12.30      11.71      13.64        8.41

*Adjusted for 10% stock dividend February 28, 2001.

--------------------------------------------------------------------------------
                                                                          Page 8

                                     [LOGO]

                                DIXON ODOM pllc
                  Certified Public Accountants and Consultants

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
United Community Bancorp and Subsidiaries
Hickory, North Carolina

We have audited the accompanying consolidated balance sheets of United Community Bancorp (formerly "Catawba Valley Bancshares, Inc.") and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

The consolidated financial statements as of December 31, 2000 and for the year then ended have been restated to reflect the pooling of interests with First Gaston Bank of North Carolina as described in Note A to the consolidated financial statements. We did not audit the 2000 financial statements of First Gaston Bank of North Carolina, which statements reflect total assets of $111,986,171 as of December 31, 2000, and total revenues of $9,175,824 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for First Gaston Bank of North Carolina as of December 31, 2000 and for the year then ended, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of United Community Bancorp and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Odom PLCC

Sanford, North Carolina
January 18, 2002

--------------------------------------------------------------------------------
                                                                          Page 9

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                                            2001                   2000
                                                                      ----------------       ----------------
Assets
Cash and due from banks                                               $      4,491,503       $      5,426,796
Interest-bearing deposits in banks                                           3,213,034              3,823,744
Federal funds sold                                                           2,460,431              1,711,825
Time deposits in banks                                                         299,000                793,978
Investment securities available for sale (Note C)                           62,328,059             50,130,266
Loans (Note D)                                                             240,320,926            195,017,566
   Less allowance for loan losses                                           (3,454,218)            (2,937,610)
                                                                      ----------------       ----------------
   Net loans                                                               236,866,708            192,079,956
Factored accounts receivable                                                 2,567,527              1,975,419
Stock in the Federal Home Loan Bank, at cost                                 1,325,000                732,200
Bank premises and equipment (Note E)                                         7,507,478              6,513,768
Foreclosed assets                                                            1,073,214                505,429
Other assets                                                                 3,341,762              3,801,236
                                                                      ----------------       ----------------
   Total assets                                                       $    325,473,716       $    267,494,617
                                                                      ================       ================

Liabilities and Stockholders' Equity
Deposits: (Note F)
   Non-interest-bearing demand                                        $     25,060,210       $     18,645,519
   Money market and NOW accounts                                            59,517,063             54,418,066
   Savings                                                                   7,239,892              6,100,576
   Time, $100,000 and over                                                  65,026,463             47,185,127
   Other time                                                              102,303,509             93,655,077
                                                                      ----------------       ----------------
   Total deposits                                                          259,147,137            220,004,365
Federal Home Loan Bank Advances (Note G)                                    25,500,000             11,000,000
Securities sold under agreement to repurchase                                4,990,870              5,421,571
Federal funds purchased                                                      3,275,000              1,210,000
Accrued expenses and other liabilities                                       1,172,914              1,243,106
                                                                      ----------------       ----------------
   Total liabilities                                                       294,085,921            238,879,042
                                                                      ----------------       ----------------
Stockholders' equity:  (Notes I and L)
   Preferred stock, no par value, 1,000,000 shares
      authorized; none issued                                                        -                      -
   Common stock, $1 par value, 9,000,000 shares
      authorized; 2,773,009 and 2,520,609 shares issued and
      outstanding in 2001 and 2000, respectively                             2,773,009              2,520,609
   Additional paid-capital                                                  26,714,550             23,619,564
   Retained earnings                                                         1,307,401              2,215,660
   Accumulated other comprehensive income                                      592,835                259,742
                                                                      ----------------       ----------------
   Total stockholders' equity                                               31,387,795             28,615,575
                                                                      ----------------       ----------------
   Total liabilities and stockholders' equity                         $    325,473,716       $    267,494,617
                                                                      ================       ================

Commitments (Notes H and J)

--------------------------------------------------------------------------------
The accompany notes are an integral part of the financial statements.    Page 10

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                                  2001                 2000
                                                            ----------------     ----------------
Interest income
   Loans                                                    $     17,654,668     $     16,800,420
   Investment securities                                           3,814,316            2,680,026
   Federal funds sold                                                 78,325              116,813
   Interest-bearing deposits with banks                              304,155              435,962
                                                            ----------------     ----------------
      Total interest income                                       21,851,464           20,033,221
                                                            ----------------     ----------------

Interest expense
   Time deposits, $100,000 and over                                3,047,976            2,324,003
   Other deposits                                                  7,251,800            7,204,624
   Borrowings                                                      1,247,949              815,084
                                                            ----------------     ----------------
      Total interest expense                                      11,547,725           10,343,711
                                                            ----------------     ----------------

Net interest income                                               10,303,739            9,689,510
Provision for loan losses                                            927,000            1,117,972
                                                            ----------------     ----------------
      Net interest income after provision for
         loan losses                                               9,376,739            8,571,538
                                                            ----------------     ----------------

Non-interest income
   Service charges on deposit accounts                             1,226,911              797,896
   Factoring operations                                              332,798              296,545
   Mortgage operations                                             1,538,350              544,920
   Other                                                             508,042              212,762
                                                            ----------------     ----------------
      Total non-interest income                                    3,606,101            1,852,123
                                                            ----------------     ----------------

Non-interest expenses
   Compensation and employee benefits                              4,707,986            3,669,886
   Occupancy and equipment                                         1,003,068              906,786
   Professional fees                                                 665,098              245,042
   Stationery, printing and supplies                                 235,739              198,080
   Advertising and business promotion                                221,360              210,771
   Data processing                                                   651,126              547,634
   Other                                                           1,590,523            1,038,721
                                                            ----------------     ----------------
      Total non-interest expenses                                  9,074,900            6,816,920
                                                            ----------------     ----------------

      Income before income taxes                                   3,907,940            3,606,741
Income taxes (Note K)                                              1,278,154              927,621
                                                            ----------------     ----------------

      Net income                                            $      2,629,786     $      2,679,120
                                                            ================     ================

Net income per common share
   Basic                                                    $            .95     $            .97
                                                            ================     ================
   Diluted                                                  $            .93     $            .94
                                                            ================     ================

--------------------------------------------------------------------------------
The accompany notes are an integral part of the financial statements.    Page 11

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                                                               Accumulated
                                                                 Additional                      other
                                         Common stock             paid-in        Retained     comprehensive       Total
                                ---------------------------
                                     Shares        Amount         capital        earnings     income (loss)       equity
                                ------------  -------------  --------------    -----------    ------------    -------------
Balance at December 31,
1999 as originally reported        1,495,351  $   1,495,351  $   13,602,333    $   301,140    $   (378,053)   $  15,020,771

Restatement for pooling
of interests (Note A)              1,023,414      1,023,414       9,998,831       (585,158)       (117,462)      10,319,625
                                ------------  -------------  --------------    -----------    ------------    -------------

Balance at December 31,
1999 as restated                   2,518,765      2,518,765      23,601,164       (284,018)       (495,515)      25,340,396


Comprehensive income:
   Net income                              -              -               -      2,679,120               -        2,679,120
   Unrealized holding gains
     on available-for-sale
     securities, net of
     reclassification
     adjustment and tax effects            -              -               -              -         755,257          755,257
                                                                                                              -------------

   Total comprehensive income                                                                                     3,434,377
                                                                                                              -------------

Stock options exercised                1,844          1,844          18,400              -               -           20,244

Cash dividends paid                        -              -               -       (179,442)              -         (179,442)
                                ------------  -------------  --------------    -----------    ------------    -------------

Balance at December 31,
    2000                           2,520,609      2,520,609      23,619,564      2,215,660         259,742       28,615,575

Comprehensive income:
   Net income                              -              -               -      2,629,786               -        2,629,786
   Unrealized holding gains
     on available-for-sale
     securities, net of
     reclassification
     adjustment and tax effects            -              -               -              -         333,093          333,093
                                                                                                              -------------

   Total comprehensive income                                                                                     2,962,879
                                                                                                              -------------

Stock options exercised                1,000          1,000           5,787              -               -            6,787

10% stock dividend                   251,400        251,400       3,089,199     (3,340,599)              -                -

Cash dividends paid                        -              -               -       (197,446)              -         (197,446)
                                ------------  -------------  --------------    -----------    ------------    -------------

Balance at December 31,
    2001                           2,773,009  $   2,773,009  $   26,714,550    $ 1,307,401    $    592,835    $  31,387,795
                                ============  =============  ==============    ===========    ============    =============

--------------------------------------------------------------------------------
The accompany notes are an integral part of the financial statements.    Page 12

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                                           2001             2000
                                                                      ---------------  ---------------
Cash flows from operating activities
   Net income                                                         $    2,629,786   $     2,679,120
   Adjustments to reconcile net income to net cash
      provided by operating activities:
       Depreciation and amortization                                         552,264           524,132
       Net accretion of securities                                          (299,172)          (73,402)
       Net amortization of loan fees                                         124,824           162,034
       Deferred income taxes                                                (168,903)         (461,595)
       Provision for loan losses                                             927,000         1,117,972
       Provision for losses on foreclosed assets                             138,782            18,000
       Deferred compensation                                                  31,609            28,000
       Net (gains) losses on securities                                     (121,246)           43,020
       Net gains on sale of loans                                             (6,356)           (1,793)
       Net (gains) losses on sales of equipment                                6,108            (7,650)
       Net losses from sale of foreclosed assets                               3,028                 -
       Change in assets and liabilities:
         (Increase) decrease in other assets                                 456,783        (1,484,278)
         Increase (decrease) in other liabilities                           (101,800)          556,917
                                                                      --------------   ---------------
      Net cash provided by operating activities                            4,172,707         3,100,477
                                                                      --------------   ---------------

Cash flows from investing activities
   Purchase of securities available for sale                             (42,550,173)      (27,578,966)
   Purchase of Federal Home Loan Bank stock                                 (592,800)         (250,300)
   Proceeds from sales, maturities and calls of
      investment securities                                               31,277,485         6,797,238
   Net increase in loans                                                 (46,632,345)      (53,636,928)
   Net (increase) decrease in factored accounts receivable                  (592,108)        3,304,434
   Proceeds from sale of other real estate                                    90,530           564,700
   Purchases of premises and equipment                                    (1,552,082)         (985,780)
                                                                      --------------   ---------------
      Net cash used by investing activities                              (60,551,493)      (71,785,602)
                                                                      --------------   ---------------

Cash flows from financing activities
   Net increase in noninterest-bearing deposits                            6,414,693         4,129,179
   Net increase in interest-bearing deposits                              32,728,078        44,946,315
   Net increase (decrease) in securities sold under
      agreements to repurchase                                              (430,701)        1,210,000
   Net increase in federal funds purchased                                 2,065,000         2,483,329
   Net increase in Federal Home Loan Bank advances                        14,500,000         6,000,000
   Payment of dividends                                                     (197,446)         (179,442)
   Proceeds from exercise of stock options                                     6,787            20,244
                                                                      --------------   ---------------
      Net cash provided by financing activities                           55,086,411        58,609,625
                                                                      --------------   ---------------

      Net decrease in cash and cash equivalents                           (1,292,375)      (10,075,500)

Cash and cash equivalents, beginning of year                              11,756,343        21,831,843
                                                                      --------------   ---------------

Cash and cash equivalents, end of year                                $   10,463,968   $    11,756,343
                                                                      ==============   ===============

--------------------------------------------------------------------------------
The accompany notes are an integral part of the financial statements.    Page 13

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE A - ORGANIZATION AND OPERATIONS

On December 31, 2001, with approval from regulators, First Gaston Bank of North Carolina ("First Gaston Bank") became the wholly owned subsidiary of United Community Bancorp (the "Holding Company") under an Agreement and Plan of Share Exchange (the "Agreement") whereby shareholders of First Gaston Bank exchanged each share of their common stock for 0.8934 shares of the common stock of the Holding Company, for a total issuance of 1,127,123 shares of United Community Bancorp common stock. Under the Agreement, the Holding Company's name was changed from Catawba Valley Bancshares, Inc. to "United Community Bancorp" and the minimum number of directors provided for under its bylaws was reduced from nine to eight. The transaction, which was initiated prior to June 30, 2001, was accounted for as a pooling-of-interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of First Gaston Bank were carried forward at their previously recorded amounts. Historical financial information included in these consolidated financial statements has been restated to include the financial position, results of operations and cash flows of First Gaston Bank.

Catawba Valley Bank, a wholly owned subsidiary of United Community Bancorp, was incorporated on October 3, 1995 and began banking operations on November 1, 1995. Catawba Valley Bank currently has four locations in Catawba County, North Carolina, and is engaged in commercial and retail banking, operating under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks.

Valley Financial Services, Inc. is a wholly owned subsidiary of Catawba Valley Bank whose principal business activity is that of an agent for various insurance products and non-bank investment products and services.

First Gaston Bank was incorporated on March 16, 1995 and began banking operations on July 11, 1995. First Gaston Bank currently serves Gaston County, North Carolina and surrounding areas through its three banking offices and is engaged in commercial and retail banking, operating under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks.

Both Catawba Valley Bank and First Gaston Bank undergo periodic examinations by those regulatory authorities referred to above.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the accounts of United Community Bancorp, Catawba Valley Bank, First Gaston Bank, and Valley Financial Services, Inc., collectively referred to as the "Company." All significant intercompany transactions and balances are eliminated in consolidation.

--------------------------------------------------------------------------------
                                                                         Page 14

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and amounts due from banks, federal funds sold, interest-bearing deposits in banks, and time deposits in banks.

Securities Held to Maturity

Bonds and notes for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

Securities Available for Sale

Available-for-sale securities are reported at fair value and consist of bonds and notes not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses on available-for-sale securities are reported as a net amount in other comprehensive income. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. Such write-downs would be included in earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

________________________________________________________________________________
                                                                         Page 15

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans (Continued)

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Credit card loans and other personal loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. The provision for loan losses is based upon management's best estimate of the amount needed to maintain the allowance for loan losses at an adequate level. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of the current status of the portfolio, historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Management segments the loan portfolio by loan type in considering each of the aforementioned factors and their impact upon the level of the allowance for loan losses.

This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Therefore, while management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. In addition, regulatory examiners may require the Company to recognize changes to the allowance for loan losses based on their judgments about information available to them at the time of their examination.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.

________________________________________________________________________________
                                                                         Page 16

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

At December 31, 2000, the Company had impaired loans with a carrying value of approximately $206,000. At December 31, 2001 the Company had no loans that were considered impaired.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. The estimated lives for buildings are 40 years and the estimated lives for equipment and fixtures range from 3 to 20 years. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Repairs and maintenance costs are charged to operations as incurred, and additions and improvements to premises and equipment are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any gains or losses are reflected in current operations.

________________________________________________________________________________
                                                                         Page 17

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Stock in Federal Home Loan Bank of Atlanta

As a requirement for membership, the Banks invest in stock of the Federal Home Loan Bank of Atlanta. This investment is carried at cost.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized.

Stock Compensation Plans

Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company's stock option plans have no intrinsic value at the grant date and, under Opinion No. 25, no compensation cost is recognized for them. The Company has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, has provided pro forma disclosures of net income and earnings per share and other disclosures as if the fair value based method of accounting had been applied.

Per Share Data

Basic and diluted net income per common share is computed based on the weighted average number of shares outstanding during each period after retroactively adjusting for the stock dividends. Diluted net income per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the net income of the Company.

________________________________________________________________________________
                                                                         Page 18

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Per Share Data (Continued)

Basic and diluted net income per common share have been computed based upon net income as presented in the accompanying consolidated statements of operations divided by the weighted average number of common shares outstanding or assumed to be outstanding as summarized below:

                                                                                     2001                 2000
                                                                                --------------       --------------
         Weighted average number of common
             shares used in computing basic net
             income per common share                                                 2,772,513            2,771,534

         Effect of dilutive stock options                                               69,763               82,463
                                                                                --------------       --------------

         Weighted average number of
             common shares and dilutive
             potential common shares used in
             computing diluted net income per
             common share                                                            2,842,276            2,853,997
                                                                                ==============       ==============

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects are as follows:

                                                                                     2001                 2000
                                                                                --------------       --------------
   Unrealized holding gains on available-for-sale
      securities                                                                $      625,933       $    1,101,309

   Reclassification adjustment for losses (gains)
      realized in income                                                              (121,246)              43,020
                                                                                --------------       --------------

   Net unrealized gains                                                                504,687            1,144,329

   Tax effect                                                                         (171,594)            (389,072)
                                                                                --------------       --------------

   Net of tax amount                                                            $      333,093       $      755,257
                                                                                ==============       ==============

________________________________________________________________________________
                                                                         Page 19

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Financial Instruments

On January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. The Company has no derivative financial instruments and does not engage in any hedging activities; accordingly, the adoption of the statement did not affect the Company's financial statements.

Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. SFAS No. 142 changes the accounting for goodwill and certain other intangible assets from an amortization method to an impairment only approach. Since the Company does not have goodwill or other intangible assets, the adoption of SFAS Nos. 141 and 142 on January 1, 2002 is not expected to significantly affect the Company's financial statements.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, and in July 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

SFAS No. 143 requires that obligations associated with the retirement of tangible long-lived assets be recorded as a liability when those obligations are incurred, with the amount of liability initially measured at fair value. SFAS No. 143 will be effective for financial statements for fiscal years beginning after June 15, 2002, though early adoption is encouraged. The application of this statement is not expected to have a material impact on the Company's financial statements.

SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 144 applies to all long-lived assets, including discontinued operations, and amends Accounting Principles Board Opinion No. 30, Reporting the Results of Operations
- Reporting Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book or fair value less cost to sell. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and its provisions are generally expected to be applied prospectively. The application of this statement is not expected to have a material impact on the Company's financial statements.

________________________________________________________________________________
                                                                         Page 20

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassifications

Certain amounts in the 2000 financial statements have been reclassified to conform to the 2001 presentation. The reclassifications had no effect on net income or stockholders' equity as previously reported.

NOTE C - INVESTMENT SECURITIES

The amortized cost and estimated market values of securities available for sale at December 31 are as follows:

                                                                   Gross             Gross            Estimated
                                                Amortized       unrealized         unrealized           fair
                                                  cost             gains             losses             value
                                            ----------------   --------------     --------------   ----------------
     2001
     U.S. Government agencies               $     29,276,291   $      796,102     $       23,599   $     30,048,794
     Municipal agencies                            9,313,362          197,654             98,820          9,412,196
     Mortgage-back securities                     22,234,956          213,376            193,988         22,254,344
     Corporate bonds                                 605,216            7,509                  -            612,725
                                            ----------------   --------------     --------------   ----------------

                                            $     61,429,825   $    1,214,641     $      316,407   $     62,328,059
                                            ================   ==============     ==============   ================

     2000
     U.S. Government agencies               $     34,865,058   $      351,877     $      119,238   $     35,097,697
     Municipal agencies                            6,573,915          142,934              4,640          6,712,209
     Mortgage back securities                      8,297,745           52,988             30,373          8,320,360
                                            ----------------   --------------     --------------   ----------------

                                            $     49,736,718   $      547,799     $      154,251   $     50,130,266
                                            ================   ==============     ==============   ================

At December 31, 2001 and 2000, investment securities with a carrying value of $6,839,939 and $5,098,994, respectively, were pledged to secure public deposits and for other purposes required or permitted by law. At December 31, 2001 and 2000, the carrying amount of securities pledged to secure repurchase agreements and Federal Home Loan Bank advances combined was $18,799,767 and $11,835,449, respectively.

The amortized cost and estimated fair values of securities available for sale at December 31, 2001 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

--------------------------------------------------------------------------------
                                                                         Page 21

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE C - INVESTMENT SECURITIES (Continued)

                                                                                         Available for sale
                                                                              -------------------------------------
                                                                                   Amortized           Estimated
                                                                                     cost             fair value
                                                                              -----------------   -----------------

         Due in one year or less                                              $       1,972,417   $       2,006,319
         Due after one year through five years (5)                                   18,011,208          18,481,593
         Due after five years through ten years (10)                                 24,132,089          24,653,810
         Due after ten years                                                         17,314,111          17,186,337
                                                                              -----------------   -----------------

                                                                              $      61,429,825   $      62,328,059
                                                                              =================   =================

For the years ended December 31, 2001 and 2000, proceeds from sales of investment securities available for sale amounted to $8,918,500 and $2,990,558, respectively. Gross realized gains in 2001 and 2000 from these sales amounted to $151,844 and $14,680, respectively. Gross realized losses in 2001 and 2000 from these sales amounted to $30,602 and $57,670, respectively.

NOTE D - LOANS AND ALLOWANCES FOR LOAN LOSSES

Loans at December 31 are summarized as follows:

                                                                                     2001               2000
                                                                              -----------------   -----------------
         Commercial                                                           $      61,954,225   $      50,144,729
         Mortgage loans on real estate:
           Construction and land development                                         46,282,600          28,002,475
           Residential, 1-4 families                                                 40,879,037          37,028,434
           Residential, 5 or more families                                            6,713,006           4,609,832
           Residential, home equity                                                  22,940,162          17,867,651
           Farmland                                                                     144,130             321,628
           Nonfarm, nonresidential                                                   37,686,268          35,719,728
         Consumer installment loans                                                  22,907,452          20,426,275
         Other                                                                        1,056,080           1,074,005
                                                                              -----------------   -----------------
                                                                                    240,562,960         195,194,757
         Less:
           Allowance for loan losses                                                  3,454,218           2,937,610
           Net deferred loan fees                                                       242,034             177,191
                                                                              -----------------   -----------------

         Loans, net                                                           $     236,866,708   $     192,079,956
                                                                              =================   =================

The Company has granted loans to certain directors and executive officers of the Company and to their associates. During 2001 and 2000, $11,445,679 and $9,627,523, respectively, in new loans were made and repayments of $8,950,731 and $9,746,859, respectively, were collected, resulting in a balance of $12,750,558 and $10,255,610 at December 31, 2001 and 2000, respectively.

--------------------------------------------------------------------------------
                                                                         Page 22

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE D - LOANS AND ALLOWANCES FOR LOAN LOSSES (Continued)

A summary of the activity in the allowance for loan losses for the years ended December 31 is as follows:


                                                                                    2001                 2000
                                                                                --------------      ---------------
         Balance, beginning of the year                                         $     2,937,610     $     2,331,279
         Provision for loan losses                                                      927,000           1,117,972
         Charge offs                                                                   (425,824)           (555,065)
         Recoveries                                                                      15,432              43,424
                                                                                ---------------     ---------------

         Balance, end of year                                                   $     3,454,218     $     2,937,610
                                                                                ===============     ===============

The following is a summary of the principal balances of loans on nonaccrual status and loans past due ninety days or more:

                                                                                    2001                 2000
                                                                                --------------      ---------------
         Loans contractually past due 90 days or more and/or on nonaccrual status:
                Nonaccrual loans                                                $      434,585      $        58,734
                Past due loans 90 days or more                                         142,940              138,576
                                                                                --------------      ---------------

                                                                                $      577,525      $       197,310
                                                                                ==============      ===============

During the years ended December 31, 2001 and 2000, interest income of approximately $41,919 and $6,425, respectively, was not recorded related to loans accounted for on a nonaccrual basis.

NOTE E - PREMISES AND EQUIPMENT

Premises and equipment at December 31 are summarized as follows:

                                                                                    2001                 2000
                                                                                --------------      ---------------

         Land                                                                   $    1,868,778      $     1,634,821
         Leasehold improvements                                                        179,565              104,177
         Equipment and fixtures                                                      3,198,594            3,176,281
         Buildings                                                                   4,619,312            3,134,355
                                                                                --------------      ---------------
                                                                                     9,866,249            8,049,634
         Less accumulated depreciation and amortization                              2,374,476            1,941,699
                                                                                --------------      ---------------
                                                                                     7,491,773            6,107,935
         Construction in progress                                                       15,705              405,833
                                                                                --------------      ---------------

                                                                                $    7,507,478      $     6,513,768
                                                                                ==============      ===============

--------------------------------------------------------------------------------
                                                                         Page 23

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE E - PREMISES AND EQUIPMENT (Continued)

Depreciation and amortization expense for the years ended December 31, 2001 and 2000 amounted to $552,264 and $524,132, respectively.

NOTE F - DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2001 and 2000 was $65,026,463 and $47,185,127, respectively.

At December 31, 2001, the scheduled maturities of time deposits (in thousands) are as follows:

         2002                                            $    140,148
         2003                                                  23,869
         2004                                                   2,833
         2005                                                      79
         2006                                                     401
                                                         ------------

                                                         $    167,330
                                                         ============

NOTE G - BORROWINGS

Short-term debt consists of federal funds purchased and securities sold under agreements to repurchase, which generally mature within one to four days from the transaction date. Additional information at December 31, 2001 and 2000 and for the years then ended is summarized below:

                                                                             2001                 2000
                                                                      -----------------     ---------------
Outstanding balance at December 31                                    $       8,265,870     $     6,631.571
                                                                      =================     ===============
Year-end weighted average rate                                                     1.81%               5.99%
                                                                      =================     ===============
Daily average outstanding during the year                             $       5,234,869     $     4,326,064
                                                                      =================     ===============
Average rate for the year                                                          3.44%               5.61%
                                                                      =================     ===============
Maximum outstanding at any month-end during the year                  $       8,922,755     $    11,951,212
                                                                      =================     ===============

--------------------------------------------------------------------------------
                                                                         Page 24

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000

--------------------------------------------------------------------------------
NOTE G - BORROWINGS (Continued)

Federal Home Loan Bank Advances

Advances from the Federal Home Loan Bank of Atlanta consists of the following at December 31, 2001 and 2000:

                                                   Interest
                  Maturity                           Rate                    2001                 2000
         ---------------------------            --------------         ----------------     ----------------
         04/26/2001                 ...........        6.89%  ........ $              -     $      3,000,000
         06/28/2001                 ...........        6.32%  ........                -            1,000,000
         07/23/2001                 ...........        6.77%  ........                -            1,000,000
         10/30/2001                 ...........        6.80%  ........                -            5,000,000
         01/02/2002                 ...........        6.89%  ........        3,000,000                    -
         11/13/2002                 ...........        2.30%  ........        3,000,000                    -
         10/23/2002                 ...........        2.73%  ........        2,000,000                    -
         03/26/2003                 ...........        3.19%  ........        2,000,000                    -
         04/17/2003                 ...........        2.99%  ........        2,500,000                    -
         11/16/2009                 ...........        3.93%  ........        3,000,000                    -
         03/17/2010                 ...........        5.71%  ........        1,000,000            1,000,000
         01/12/2011                 .. ........        4.68%  ........        1,000,000                    -
         02/01/2011                 ...........        4.73%  ........        7,000,000                    -
         05/02/2011                 ...........        4.16%  ........        1,000,000                    -
                                                                       ----------------     ----------------

                                                                       $     25,500,000     $     11,000,000
                                                                       ================     ================

Pursuant to collateral agreements with the Federal Home Loan Bank, advances are secured by qualifying first mortgage loans and investment securities.

At December 31, 2001, the Company, through its bank subsidiaries, had an additional $17 million of credit available from the Federal Home Loan Bank and available lines of credit totaling $2.5 million from correspondent banks.

NOTE H - LEASES

The Company's subsidiary, Catawba Valley Bank, has a noncancelable operating lease for a branch location that expires in 2005. The lease has two five-year renewal options based on market rates. Catawba Valley Bank has another noncancelable operating lease for a location for its mortgage banking operations that expires in 2004. Future minimum lease payments under these leases for years subsequent to December 31, 2001 are as follows:

         2002                                                        $    52,040
         2003                                                             52,040
         2004                                                             52,040
         2005                                                             17,020
                                                                     -----------

                                                                     $   173,140
                                                                     ===========

Total rental expense related to the operating leases was $52,670 and $52,711 for the years ended December 31, 2001 and 2000, respectively.

--------------------------------------------------------------------------------
                                                                         Page 25

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE I - EMPLOYEE BENEFIT PLANS

Deferred Compensation and Life Insurance

In 1999, the Company's subsidiary, First Gaston Bank, adopted a deferred compensation plan, which supersedes a 1996 plan, to provide future compensation upon retirement for the president. Under plan provisions, aggregate annual payments projected to range from $44,838 to $68,674 are payable for 10 years, generally beginning at age 65. Liability accrued for compensation deferred under the plan amounts to $218,521 and $190,412 at December 31, 2001 and 2000, respectively. Charges to income are based on changes in the cash value of insurance (funding the liability) relative to the present value of the accumulated benefit obligation.

First Gaston Bank is the owner and beneficiary of a life insurance policy designed to fund the deferred compensation liability. The policy's cash value totaled $736,693 and $702,346 at December 31, 2001 and 2000, respectively.

Defined Contribution Plan

Both Catawba Valley Bank and First Gaston Bank sponsor a contributory profit-sharing plan which provide for participation by substantially all employees. Participants may make voluntary contributions resulting in salary deferrals in accordance with Section 401(k) of the Internal Revenue Code. The plans provide for employee contributions up to 15% of the participant's annual salary and an employer contribution of up to 100% matching of the first 6% of pre-tax salary contributed by each participant. The Banks may make additional discretionary profit sharing contributions to the plan on behalf of all participants. Amounts deferred above the first 6% of salary are not matched by the Banks. Contributions to the plans for the years ended December 31, 2001 and 2000 were $97,292 and $81,759, respectively.

Stock Option Plans

The Company has an incentive stock option plan (the "Employee Plan") which is intended to attract and induce continued employment of key employees and to provide them an opportunity to acquire a proprietary interest in the Company and to align their long-term interests with that of the stockholders. Non-employee directors do not participate in the Employee Plan. The exercise price of each share of common stock covered by an option is equal to the fair market value per share of the Company's common stock on the date the option is granted. These qualified options have a vesting schedule which provides that 20% of the options granted will vest on the first annual anniversary of the date of the grant and 20% will vest on each subsequent annual anniversary date, so that the options will be completely vested at the end of five years after the date of grant. Options under the Employee Plan expire ten years after the grant date.

The Company also has a nonqualified stock option plan for directors (the "Director Plan") which is intended to attract capable individuals to serve on the Boards of Directors of the Company and its bank subsidiaries. Employee directors do not participate in the Director Plan. The exercise price of each share of common stock covered by an option is equal to the fair market value per share of the Company's common stock on the date the option is granted. Options under the Director Plan fully vest at the date of grant and expire ten years after the grant date.

--------------------------------------------------------------------------------
                                                                         Page 26

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE I - EMPLOYEE BENEFIT PLANS (Continued)

A summary of the transactions for the Company's option plans as of and for the years ended December 31, 2001 and 2000, which reflects all stock dividends paid to date, is as follows:

                                                                                 Outstanding Options
                                                                          ---------------------------------
                                                           Shares                               Weighted
                                                          Available                              Average
                                                         for Future           Number            Exercise
                                                           Grants           Outstanding           Price
                                                      --------------      ----------------   --------------
         At December 31, 1999                                 74,164              382,502    $         8.82
            Options granted                                  (34,986)              34,986             12.15
            Options exercised                                      -               (2,028)             8.76
            Options expired and forfeited                     13,312              (13,312)            10.86
                                                      --------------      ---------------    --------------
         At December 31, 2000                                 52,490              402,148              8.98
            Options granted                                  (41,903)              41,903              9.86
            Options exercised                                      -               (1,000)             7.16
            Options expired and forfeited                        277                 (277)            10.77
                                                      --------------      ---------------    --------------

         At December 31, 2001                                 10,864              442,774    $         9.25
                                                      ==============      ===============    ==============

Additional information relating to the plans is detailed below:

                                                                                  2001               2000
                                                                             --------------     --------------
         Outstanding options:
           Range of exercise prices
              From                                                           $         7.16     $         7.16
              To                                                             $        19.94     $        19.84
           Remaining contractual life in months                                         108                108

         Exercisable options outstanding at December 31:
           Number                                                                   429,255            325,186
           Exercise price                                                    $         9.09     $         8.35

Had compensation costs for the Company's stock option plans been determined based on the fair value at the grant date for awards in 2001 and 2000, the Company's net income and net income per share would have changed to the pro forma amounts indicated as follows:

                                                                                  2001               2000
                                                                             --------------     --------------
         Net income as reported                                              $    2,629,786     $    2,679,120
         Net income pro forma                                                     2,207,904          2,482,969

         Basic net income per common share
           As reported                                                                  .95                .97
           Pro forma                                                                    .80                .90

         Diluted net income per common share
           As reported                                                                  .93                .94
           Pro forma                                                                    .78                .87

--------------------------------------------------------------------------------
                                                                         Page 27

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE I - EMPLOYEE BENEFIT PLANS (Continued)

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 2001 and 2000, respectively: dividend yield of 1.21% and 1.08%; expected volatility of 38% and 16%; risk free interest rate of 3.50% and 6.00%; and weighted average expected lives of seven years.

NOTE J - OFF-BALANCE SHEET RISK

The Company's wholly owned bank subsidiaries (the "Banks") are parties to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Banks have in particular classes of financial instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Banks upon extension of credit is based on management's credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit.

A summary of the contract amount of the Bank's exposure to off-balance sheet risk as of December 31, 2001 is as follows:

         Financial instruments whose contract amounts represent credit risk:

            Undisbursed lines of credit                         $     52,810,463
            Commitments to extend credit                                 824,250

NOTE K - INCOME TAXES

Allocation of federal and state income tax expense between current and deferred portions for the years ended December 31 is as follows:

                                                      2001             2000
                                                 -------------     -------------

         Current                                 $   1,447,057     $  1,389,216
         Deferred                                     (168,903)        (461,595)
                                                 -------------     ------------

                                                 $   1,278,154     $    927,621
                                                 =============     ============

--------------------------------------------------------------------------------
                                                                         Page 28

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE K - INCOME TAXES (Continued)

A reconciliation of income tax expense computed at the statutory federal income tax rate to income tax expense included in the consolidated statements of operations is as follows:

                                                                       2001             2000
                                                                   ------------     ------------
         Tax at statutory federal rate                             $  1,328,700     $  1,226,292
         State income tax, net of federal benefit                       177,811          164,107
         U. S. Government and municipal interest                       (238,162)        (148,102)
         Other                                                            9,805           (6,984)
         Change in deferred tax asset valuation allowance                     -         (307,692)
                                                                   ------------     ------------

                                                                   $  1,278,154     $    927,621
                                                                   ============     ============

The components of the net deferred tax asset, included in other assets, are as follows:

                                                                       2001             2000
                                                                  -------------     ------------
         Deferred tax assets:
             Allowance for loan losses                            $   1,143,834     $    947,744
             Deferred compensation                                       85,589           64,740
             Other                                                       72,028                -
                                                                  -------------     ------------
                       Total deferred tax assets                      1,301,451        1,012,484
                                                                  -------------     ------------

         Deferred tax liabilities:
             Depreciation                                                81,189           62,039
             Unrealized investment gain                                 305,400          133,887
             Other                                                      152,764           51,850
                                                                  -------------     ------------
                       Total deferred tax liabilities                   539,353          247,776
                                                                  -------------     ------------

         Net deferred tax asset                                   $     762,098     $    764,708
                                                                  =============     ============

NOTE L - REGULATORY RESTRICTIONS

The Company (on a consolidated basis) and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and Banks' financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and

--------------------------------------------------------------------------------
                                                                         Page 29
other factors. Prompt corrective action provisions are not applicable to bank holding companies.


--------------------------------------------------------------------------------
                                                                         Page 30

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE L - REGULATORY RESTRICTIONS (Continued)

Quantitative measures established by regulation to ensure capital adequacy require the Company and its bank subsidiaries to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2001 and 2000, that the Company and the Banks met all capital adequacy requirements to which they are subject.

As of December 31, 2001, the most recent notification from the Federal Deposit Insurance Corporation categorized both Catawba Valley Bank and First Gaston Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Banks' category. The Company's and the Banks' actual capital amounts and ratios as of December 31, 2001 and 2000 are also presented in the table.

                                                                                        Minimum To Be Well
                                                                Minimum                 Capitalized Under
                                                              For Capital               Prompt Corrective
                                     Actual                   Requirement               Action Provisions
                           --------------------------   -------------------------  --------------------------
                               Amount       Ratio         Amount        Ratio         Amount          Ratio
                           -----------  -------------   ----------  -------------  -----------   ------------
December 31, 2001:                                         (Dollars in Thousands)
Total Capital to Risk
   Weighted Assets:        $                          $                           $
     Consolidated              31,388      12.39%         20,269        8.00%            N/A            N/A
     Catawba Valley Bank       18,656      13.16%         11,344        8.00%         14,180         10.00%
     First Gaston Bank         13,849      12.41%          8,925        8.00%         11,157         10.00%

Tier 1 Capital to Risk
   Weighted Assets:
     Consolidated              30,795      12.15%         10,135        4.00%            N/A            N/A
     Catawba Valley Bank       18,294      12.90%          5,672        4.00%          8,508          6.00%
     First Gaston Bank         12,454      11.16%          4,463        4.00%          6,694          6.00%

Tier 1 Capital to
   Average Assets:
     Consolidated              30,795       9.46%         13,019        4.00%            N/A            N/A
     Catawba Valley Bank      118,294       9.61%          7,613        4.00%          9,516          5.00%
     First Gaston Bank         12,454       9.21%          4,463        4.00%          6,758          5.00%

December 31, 2000:

Total Capital to Risk
   Weighted Assets:
     Consolidated              28,616      13.87%         16,504        8.00%            N/A            N/A
     Catawba Valley Bank       16,980      14.49%          9,375        8.00%         11,719         10.00%
     First Gaston Bank         11,635      13.06%          7,129        8.00%          8,911         10.00%

Tier 1 Capital to Risk
   Weighted Assets:
     Consolidated              28,336      13.74%          8,252        4.00%            N/A            N/A
     Catawba Valley Bank       16,739      14.28%          4,688        4.00%          7,032          6.00%
     First Gaston Bank         11,597      13.01%          3,564        4.00%          5,346          6.00%

Tier 1 Capital to
   Average Assets:
     Consolidated              28,336      10.83%         10,469        4.00%            N/A            N/A
     Catawba Valley Bank       16,980      11.02%          6,161        4.00%          7,701          5.00%
     First Gaston Bank         11,597      10.77%          4,308        4.00%          5,385          5.00%

--------------------------------------------------------------------------------
                                                                         Page 31

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE M - FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.

In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and Cash Equivalents and Time Deposits with Other Financial Institutions

The carrying amounts reported in the balance sheet for cash, short-term instruments and time deposits approximate those assets' fair value.

Investment Securities

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Federal Home Loan Bank Stock

The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

Loans Receivable

The fair values for loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms. The carrying amount of accrued interest approximates its fair value.

--------------------------------------------------------------------------------
                                                                         Page 32

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE M - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Deposits

The fair values disclosed for deposits with no stated maturity (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for deposits with a stated maturity date (time deposits) are estimated using a discounted cash flow calculation that applies interest rates currently being offered on these accounts to a schedule of aggregated expected monthly maturities on time deposits. The carrying amounts of accrued interest approximate fair value.

Borrowings

The fair values are based on discounting expected cash flows at the interest rate for debt with the same or similar remaining maturities and collected requirements.

Financial Instruments with Off-Balance Sheet Risk

With regard to financial instruments with off-balance sheet risk discussed in Note J, it is not practicable to estimate the fair value of future financing commitments.

The following table reflects the estimated fair values and carrying values at December 31:

                                                       2001                     2000
                                             ------------------------ -----------------------
                                               Carrying   Estimated     Carrying    Estimated
                                                value     fair value     value     fair value
                                             ----------- ------------ ----------- -----------
                                                            (Dollars in thousands)
Financial assets:
   Cash and cash equivalents                 $   10,464   $  10,464   $  11,756   $   11,756
   Securities available for sale                 61,430      62,328      49,737       50,130
   Federal Home Loan Bank stock                   1,325       1,325         732          732
   Loans receivable, net                        236,867     243,209     192,080      193,821

Financial liabilities:
   Deposits with no stated maturity              91,817      89,388      79,164       81,928
   Deposits with stated maturity                167,330     169,978     140,840      140,540
   Advances from the Federal
      Home Loan Bank of Atlanta                  25,500      25,958      11,000       11,024
   Securities sold under agreements
      to repurchase                               4,991       4,991       5,422        5,422
   Federal funds purchased                        3,275       3,275       1,210        1,210

--------------------------------------------------------------------------------
                                                                         Page 33

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------


NOTE N - PARENT COMPANY FINANCIAL DATA

The following is a summary of the condensed financial statements of United Community Bancorp as of and for the years ended December 31, 2001 and 2000:

                            Condensed Balance Sheets
                           December 31, 2001 and 2000

                                                               2001                2000
                                                         ----------------    ---------------
                                                                (dollars in thousands)
Assets
   Cash and due from banks                               $             46    $            19
   Investment in subsidiaries                                      31,342             28,597
                                                         ----------------    ---------------

                                                         $         31,388    $        28,616
                                                         ================    ===============

Liabilities and Stockholders' Equity
   Liabilities:
     Other liabilities                                   $              -    $             -

   Stockholders' equity:
     Common stock                                                   2,773              2,520
     Additional paid in capital                                    26,715             23,620
     Retained earnings, substantially restricted                    1,307              2,216
     Accumulated other comprehensive income                           593                260
                                                         ----------------    ---------------

                                                         $         31,388    $        28,616
                                                         ================    ===============

                       Condensed Statements of Operations
                     Years Ended December 31, 2001 and 2000

                                                               2001                2000
                                                         ----------------    ---------------
                                                              (dollars in thousands)
Equity in undistributed income                           $          2,663    $         2,681
Other expense                                                         (12)                (2)
Franchise tax                                                         (21)                 -
                                                         ----------------    ---------------

Net income                                               $          2,630    $         2,679
                                                         ================    ===============

--------------------------------------------------------------------------------
                                                                         Page 34

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------


NOTE N - PARENT COMPANY FINANCIAL DATA (Continued)

                       Condensed Statements of Cash Flows
                     Years Ended December 31, 2001 and 2000

                                                        2001            2000
                                                       -------        -------
                                                       (dollars in thousands)
Cash Flows from Operating Activities:
   Net income                                          $ 2,630        $ 2,679
   Noncash items included in net income:
   Equity in earnings of subsidiaries                   (2,663)        (2,681)
                                                       -------        -------

       Net cash used by operating activities               (33)            (2)
                                                       -------        -------

Cash Flows from Investing Activities:
   Upstream dividend received from subsidiaries            250            200
                                                       -------        -------

       Net cash provided by investing activities           250            200
                                                       -------        -------

Cash Flows from Financing Activities:
   Cash dividends paid                                    (197)          (179)
   Exercise of stock options                                 7              -
                                                       -------        -------

       Net cash used in financing activities              (190)          (179)
                                                       -------        -------

Net increase in cash:                                       27             19
   Beginning                                                19              -
                                                       -------        -------

   Ending                                              $    46        $    19
                                                       =======        =======

--------------------------------------------------------------------------------
                                                                         Page 35

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------


NOTE O - PLAN OF SHARE EXCHANGE INFORMATION

As discussed in Note A, on December 31, 2001 the Company completed a Plan of Share Exchange for the acquisition of First Gaston Bank in a transaction accounted for as a pooling of interests. Accordingly, all historical information included in these consolidated financial statements has been restated to include the financial position, results of operations and cash flows of First Gaston Bank. The Company incurred expenses of approximately $236,000 during 2001 in connection with the Plan of Share Exchange. These expenses consisted primarily of professional fees and are included in other non-interest expenses in the consolidated statements of operations.

Separate financial information for the pooled entities as of and for the years ended December 31, 2001 and 2000 is as follows:

                                            United              First
                                           Community            Gaston
                                            Bancorp              Bank             Combined
                                        ---------------    ----------------  -----------------
2001:
   Total assets                         $   188,107,249    $    137,366,467  $     325,473,716
   Total revenues                            15,111,037          10,346,528         25,457,565
   Net interest income                        5,962,702           4,341,037         10,303,739
   Net income                                 1,771,386             858,400          2,629,786

   Net income per common share:
      Basic                                        1.08                0.68               0.95
      Diluted                                      1.04                0.68               0.93

2000:
   Total assets                         $   155,508,446    $    111,986,171  $     267,494,617
   Total revenues                            12,709,520           9,175,824         21,885,344
   Net interest income                        5,393,503           4,296,007          9,689,510
   Net income                                 1,539,536           1,139,584          2,679,120

   Net income per common share:
      Basic                                        0.94                0.99               0.97
      Diluted                                      0.90                0.97               0.94

--------------------------------------------------------------------------------
                                                                         Page 36

UNITED COMMUNITY BANCORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000
--------------------------------------------------------------------------------


NOTE P - SUPPLEMENTAL DISCLOSURE FOR STATEMENT OF CASH FLOWS

                                                                       2001              2000
                                                                  --------------    -------------
Supplemental Disclosure of Cash Flow Information
  Cash paid during the year for:
     Interest                                                     $    7,242,551    $   9,686,913
     Income taxes                                                      1,711,106        1,103,000

Supplemental Disclosure of Noncash Investing
  and Financing Activities
     Transfer of loans to foreclosed real estate                  $      800,125    $   1,080,479
     Change in unrealized gain (loss) on available-for-sale
       securities, net of tax                                            333,093          755,257

     Common stock distributed as a dividend
       Common stock                                               $      251,400    $           -
       Additional paid in capital                                      3,089,199                -
                                                                  --------------    -------------

       Fair value of stock dividend                               $    3,340,599    $           -
                                                                  ==============    =============

--------------------------------------------------------------------------------
                                                                         Page 37

                   UNITED COMMUNITY BANCORP AND SUBSIDIARIES
                                   DIRECTORS
--------------------------------------------------------------------------------


                            David E. Cline - Chairman
                             Cline Seabrook Company

                                 R. Steve Aaron
                       President/CEO - Catawba Valley Bank

                              Loretta Dodgen, PhD.
                              Multiple Choice, Inc.

                                  W. Alex Hall
                        President/CEO - First Gaston Bank

                                Robert P. Huntley
                           Certified Public Accountant
                              Real-estate Developer

                         W. Steve Ikerd - Vice Chairman
                          President - Ikerd Enterprises

                              H. Ray McKenney, Jr.
                           McKenney Family Dealerships

                                Howard L. Pruitt
                             Southwood Furniture Co.
                              Real-estate Developer

--------------------------------------------------------------------------------
                                                                         Page 38

                   UNITED COMMUNITY BANCORP AND SUBSIDIARIES
                         GENERAL CORPORATE INFORMATION
--------------------------------------------------------------------------------


                            UNITED COMMUNITY BANCORP
                             1039 Second Street, NE
                          Hickory, North Carolina 28601
                                 (888) 894-2483

                                    OFFICERS

               R. Steve Aaron                                 W. Alex Hall
     President, Chief Executive Officer                 Executive Vice President

               Susan B. Mikels                              G. Marvin Lowder
     Chief Financial Officer / Treasurer                        Secretary


                               CATAWBA VALLEY BANK

              Main Office                              Mortgage Center
          1039 Second Street, NE                      1125 Second Street, NE
        Hickory, North Carolina 28601             Hickory, North Carolina 28601
                (828) 431-2300                          (828) 431-2300

                                    Branches

1445 Second Avenue, NW               3244 Springs Road NE                    2675 NW Boulevard
Hickory, North Carolina 28601    Hickory, North Carolina 28602    Newton, North Carolina 28658
(828) 431-2333                          (828) 441-1600                          (828) 464-9911


                                FIRST GASTON BANK

                                   Main Office
                             804 South New Hope Road
                         Gastonia, North Carolina 28054
                                 (704) 865-4202

                                    Branches

         6440 Wilkinson Blvd.                        701 South Main Street
     Belmont, North Carolina 28012              Mt. Holly, North Carolina 28120
            (704) 825-4250                              (704) 827-5140

--------------------------------------------------------------------------------
                                                                         Page 39

                   UNITED COMMUNITY BANCORP AND SUBSIDIARIES
                         GENERAL CORPORATE INFORMATION
--------------------------------------------------------------------------------



Independent Auditors

Dixon Odom PLLC
408 Summit Drive
Post Office Box 70
Sanford, North Carolina  27331-0070

Special Counsel

Gaeta & Glesener, P.A.
808 Salem Woods Drive
Suite 201
Raleigh, North Carolina 27615

Stock Transfer Agent

First-Citizens Bank & Trust Company
100 East Tryon Street
Raleigh, North Carolina  27603

Notice of Annual Meeting

The Annual Meeting of the shareholders of United Community Bancorp will be held on April 23, 2002 at 3:00 p.m. at the Gateway Conference Center, 909 Highway 70 SW, Hickory, North Carolina.

A copy of the United Community Bancorp Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission will be furnished without charge to the stockholders as of the record date, upon written request to Susan B. Mikels, Chief Financial Officer/Treasurer, United Community Bancorp, Post Office Box 1907, Hickory, North Carolina 28603


This annual report serves as the annual financial disclosure statement furnished pursuant to the Federal Deposit Insurance Corporation's rules and regulations. This statement has not been reviewed or confirmed for accuracy or relevance by the Federal Deposit Insurance Corporation.

--------------------------------------------------------------------------------
                                                                         Page 40